                                                                Exhibit 10.26


D&B SOFTWARE
--------------------------------------------------------------------------------

                                LICENSE AGREEMENT

LICENSE AGREEMENT, dated 25 day of May, 1995, by and between Dun & Bradstreet Software Services, Inc. ("D&B"), with offices at 3445 Peachtree Road, N.E., Atlanta, Georgia 30326 and Galileo International Partnership ("Customer"), with offices at 9700 W. Higgins Road, Rosemont, IL 60018. For each Program the applicable Supplement shall specify: (i) the Hardware (including the central processing unit(s) (CPU), (ii) the Operating System Software, (iii) the total fees, (iv) the number of permitted users, (v) the Site, and (vi) the Geographic Territory.

1. LICENSE.

1.1. For each Program, and related Documentation, listed on a Supplement, D&B grants to Customer a perpetual, non-exclusive, non-transferable license, to Use, and allow its Affiliates (for so long as they are Affiliates) to Use, the Program solely for their internal administrative purposes on the Hardware and Operating System Software at the Site in the Geographic Territories subject to restrictions set forth on the applicable Supplement. In this Agreement (a) "Documentation" means user guides, operating manuals, and specifications, whether in print or machine readable media, in effect as of the date of shipment, (b) "Use" means to load, execute, employ, utilize, store or display the Program, (c) "Affiliates" means any entity controlling, controlled by, or under common control with, Customer, (d) "Server" means one or more interconnected computer hardware systems configured to run the program(s), and
(e) "Geographic Territories" means the country in which this Agreement has been executed unless otherwise specified on the applicable supplement. Customer shall ensure that its Affiliates comply with the terms of this Agreement and will be liable for any breach by any Affiliate. Customer may delegate authority to execute Supplements to any Affiliate.

1.2. The Program may be transferred temporarily to a backup computer if the Hardware is inoperative. The Program may also be transferred to computer hardware or used with an operating system, other than the specified Hardware or Operating system Software, subject to D&B's transfer policies and fees then in effect. Customer may make and Use additional copies of Programs and machine readable Documentation for the number of Users specified on the applicable Supplement, if any. In addition, Customer may make a reasonable number of copies of the Program exclusively for testing, disaster recovery, inactive back-up or archival purposes. Copying or Use of the Program or Documentation other than as expressly authorized by this Agreement is not permitted.

1.3. As soon as practicable after signing the applicable supplement, D&B shall deliver the Program and Documentation to the Site. One (1) set of Documentation and one copy of each Program shall be delivered to Customer.

2. SUPPORT AND MAINTENANCE.

2.1. The License Fee includes the standard level of Maintenance and Support for a period of one year from the date of execution of the applicable Supplement. Maintenance entitles Customer to have access to D&B's electronic support facilities, and to receive tax and regulatory updates and all error

Dun & Bradstreet Software
correction and/or performance enhancement releases of the Programs not separately marketed by D&B. Support entitles Customer's employees to telephone D&B's Helpline and to have access to D&B's electronic support facilities. Thereafter, on the anniversary of each Supplement, Customer may purchase Maintenance and support so long as D&B makes Maintenance and Support for the Programs licensed on that Supplement available to its customers in general. The license granted to Customer under Section 1 shall extend to each update, correction and enhancement release received from D&B.

2.2. Upon receipt from Customer of notice of a nonconformance between the Program and the Documentation, D&B shall use reasonable efforts to correct or circumvent the problem. Any corrections to the Program will be made only to the most current generally available release of the Program. After the introduction of a new generally available release of a Program, D&B will support the then current and the previously released version of such Program.

2.3. D&B shall have no obligation to Support or Maintain the Program for Use on any computer system other than the Hardware and Operating System Software or in the event Customer modifies the Program other than as permitted by this Agreement. Only those versions of different cooperating Programs specified by D&B will execute correctly together on a single CPU or in a network. D&B shall use commercially reasonable efforts to modify any version of the Program to run with new versions or releases of the Operating System Software or Hardware. If Customer purchases Maintenance from D&B for any Programs for Use on specific hardware or in a specific network, Customer must purchase Maintenance from D&B for all functionally related Programs licensed from D&B for Use on such hardware or network.

2.4. D&B shall deliver one copy of any D&B source code not delivered to Customer for the Program to D&B's then current escrow agent. So long as Customer is current on maintenance and is in compliance with the provisions of its agreements with D&B, in the event D&B ceases to maintain the Program(s), Customer shall have a right to obtain access to such escrowed source code from the escrow agent.

3. CONFIDENTIALITY; PROPRIETARY RIGHTS.

3.1. Each party shall hold Confidential Information of the other in confidence. "Confidential Information" includes without limitation the terms of this Agreement, the Program(s) and all Documentation, and all methods or concepts utilized therein, plus all information identified by the disclosing party as proprietary or confidential. All Confidential Information shall remain the sole property of the disclosing party. Upon execution of a non-disclosure agreement satisfactory to D&B, third parties may have access to Confidential Information solely for the purpose of providing services to Customer. Information will not be considered to be Confidential Information if (i) available to the public other than by a breach of this Agreement; (ii) rightfully received from a third party not in breach of any obligation of confidentiality; (iii) independently developed by a party without access to Confidential Information of the other;
(iv) known to the recipient at the time of disclosure; (v) produced in compliance with applicable law or a court order, provided the other party is given notice and opportunity to intervene; or (vi) it does not constitute a trade secret and more than five (5) years have elapsed from the date of disclosure.


Dun & Bradstreet Software

3.2. All Programs and Documentation, and any modifications or copies thereof, are proprietary and protected by copyright and/or trade secret law and no ownership rights are transferred by this Agreement. All proprietary notices incorporated in, marked on, or affixed to a Program or other Confidential Information by D&B or its suppliers shall be duplicated by Customer on all copies of all or any part of the Program and shall not be altered, removed or obliterated. Customer shall not reverse reengineer, reverse assemble or reverse compile any Program or part thereof. Customer may modify the Programs to the extent and in the manner described in the Documentation for the Programs.

4. WARRANTY.

4.1. D&B warrants that each Program licensed to Customer will operate substantially in conformance with the Documentation for such Program for a period of one year from the date of shipment of such Program to Customer. D&B warrants that the media on which the Program is delivered will be free of defects in material and workmanship for a period of ninety (90) calendar days following the date of shipment.

4.2. Customer's sole and exclusive remedies for breach of either of the foregoing warranties shall be either replacement of the defective materials or a refund of the license fee paid for the Program(s) licensed on a


Dun & Bradstreet Software

                                  ATTACHMENT A

ATTACHED TO AND MADE A PART OF the License Agreement between Dun & Bradstreet Software Services, Inc. ("D&B") and Galileo International Partnership ("Customer") dated May 25, 1995.

A.1. The second sentence of Section 1.2 of the License Agreement is deleted and replaced with the following:

         The Program may also be transferred to computer hardware or used with an operating system, other than the specified Hardware or Operating System Software, subject to D&B's transfer policies and fees stated herein. The fee for such transfer(s) shall be Five Thousand Dollars ($5,000.00) per transfer.

A.2. The first sentence of Section 2.2 of the License Agreement is deleted and replaced with the following:

         Subject to Section 4.1, upon receipt from Customer of notice of a nonconformance between the Program and the Documentation, D&B shall use reasonable efforts to correct or circumvent the problem.

A.3.     The following is added to Section 2.3 of the License Agreement:

         In the event Customer transfers the Program(s) to hardware and/or operating system software that is then-supported by D&B, D&B shall Support and Maintain such version of the Programs, so long as Customer has paid the applicable support and maintenance fees. In the event Customer doesn't purchase Maintenance from D&B for all functionally related Programs licensed from D&B for Use on such hardware or network, then D&B may, but shall not be obligated to, provide services to Customer on a time and materials basis for those Programs which Customer has not purchased Maintenance.

A.4. The second sentence of Section 2.4 of the License Agreement is deleted and replaced with the following:

         So long as Customer is current on maintenance and is in compliance with the provisions of its agreements with D&B, in the event D&B ceases to maintain the Program(s), Customer shall have the right to obtain a copy of such escrowed source code at no additional cost to Customer from the escrow agent. D&B's current escrow agent is Data Securities International with offices located at 6165 Greenwich Drive, Suite 200, San Diego, California 92122. D&B shall use commercially reasonable efforts to notify Customer of (i) any change in the escrow agent, or
         (ii) any material change to the terms and conditions of the existing escrow agreement with Data Securities International; provided, however, that no such change shall preclude Customer from obtaining a copy of the escrowed source code at no additional cost to Customer.

A.5. Section 4.1 of the License Agreement is deleted in its entirety and replaced with the following:

         D&B warrants that each Program, including updates delivered to Customer within the Warranty Period, licensed to Customer will operate in conformance with the Documentation for such Program for a period of one
         (1) year from the earlier of (a) thirty (30) days from the date of delivery of the Program, or (b) the completion of installation of the Program. D&B warrants that the media on which the Program is delivered will be free of defects in material and workmanship for a period of ninety (90) calendar days following the date of shipment. D&B also warrants that it has the right to license the Program(s) and any other software covered by the supplement.

A.6. Section 4.2 of the License Agreement is deleted in its entirety and replaced with the following:

         Customer's remedies for breach of either of the foregoing warranties shall be either replacement of the defective materials or a refund of the license fee paid for the Program(s) licensed on a Supplement in addition to any remedies provided by law. Such remedies are available only if D&B is notified within the applicable Warranty Period and is provided with ninety (90) days to cure such breach.

A.7. Section 5.1 of the License Agreement is deleted in its entirety and replaced with the following:

         D&B shall indemnify, defend, or at its option settle, any claim or suit against Customer on the basis of infringement of any patent, trademark, copyright or trade secret by the Program or Use thereof and pay any judgement entered against Customer on such issue in any such proceeding; provided, D&B has sole control of such defense and/or settlement and Customer promptly notifies D&B and gives D&B all related information known to Customer. If any part of the Program is, or may become, the subject of any such proceeding, D&B may, and in the event of any adjudication that any part of a Program does so infringe or if the licensing or Use of the Program or any part thereof is enjoined, D&B shall, at its expense and option, do one of the following things: procure for Customer the right to Use the Program or the affected part thereof; replace the Program or affected part thereof with other programs of at least comparable functionality and quality; modify the Program or affected part thereof to make it non-infringing; or if none of the foregoing remedies are commercially reasonable, refund the aggregate payments paid by Customer for the Program or the affected part thereof, less reasonable amortization for Use. Notwithstanding the foregoing, one hundred percent (100%) of the License Fee shall be refunded to Customer in the event a refund is necessary pursuant to this Section 5 during the period of two years following execution of this Agreement. D&B shall have no obligations under this Section 5 with respect to any claim to the extent it is based upon (i) the Use of any version of the Program other than a current, unaltered release of the Program, if such infringement would have been avoided by the Use of a current, unaltered release; (ii) the combination, operation, or Use of the Program with software or hardware other than as specified or recommended by D&B or if certified by D&B for use with the Programs, if such infringement would have been avoided in the absence of such combination, operation or Use; or (iii) the Use of the Program on or in connection with a computer system other than the Hardware and the Operating Software or any other hardware or computer system to which the

         Programs may be transferred consistent with D&B's transfer policies as stated herein.

A.8. The first sentence of Section 6 of the License Agreement is deleted and replaced with the following:

         Except (i) as provided in Section 5, (ii) in the event of death or personal injury, and (iii) in the event of damage to personal property, the total liability, if any, of D&B, including but not limited to liability arising out of, resulting from or in any way related to, contract, tort, breach of warranty, infringement or otherwise, shall not in any event exceed one hundred twenty-five percent (125%) of the license fees paid by Customer with respect to all Programs. Except (i) as a result of any judgment issued against Customer as a result of the Programs infringing on the rights of any third party or, (ii) in the event of a breach of Sections 1 or 3 of this Agreement by either party, neither party shall be liable for loss of profits, or indirect, special, incidental, or consequential damages.

A.9. Section 7.1 of the License Agreement is deleted in its entirety and replaced with the following:

         Neither this Agreement nor any license hereunder may be assigned (whether by operation of law or otherwise) by Customer without D&B's prior written consent which shall not be unreasonably withheld or delayed.

A.10. Section 7.2 of the License Agreement is deleted and replaced with the following:

         From time to time, but no more often than once each calendar year, D&B may request Customer to provide a certification to the effect that actual Use of the Program is in compliance with the terms of this Agreement and any Supplement. In addition, D&B may, upon reasonable prior written notice but not more often than once each calendar year, and subject to compliance with Customer's reasonable security procedures, perform at a mutually agreeable date and time an audit to determine compliance with the terms of this Agreement. If the number of copies or users is found to be greater than that contracted for or the computer system on which the Program is in use differs from the Hardware and Operating System Software specified on any Supplement except for transfer consistent with D&B's policies as stated herein, D&B shall have the right to charge Customer the applicable current list prices therefor. If the resulting adjustments to the license fees owing by Customer are greater than 5% of the license fees previously paid by Customer to D&B, D&B may also charge Customer the reasonable expenses associated with such audit.

A.11. Section 7.3 of the License Agreement is deleted in its entirety and replaced with the following:

         All fees shall be paid within thirty (30) days after the invoice date. Customer shall pay all applicable shipping charges and sales, use, personal property or similar taxes, exclusive of D&B's income and corporate franchise taxes. After at least thirty (30) days written notice, past due amounts owing from Customer which are not reasonably disputed by Customer, may bear interest at the rate of 1% per month.

A.12. Section 7.5 of the License Agreement is deleted in its entirety and replaced with the following:

         Each party's obligations under Section 3 hereof are a unique character and each agrees that any breach may result in irreparable and continuing damage to the other party for which there may be no adequate remedy in damages. In the event of such a breach, the damaged party will be entitled to seek injunctive relief and/or a decree for specific performance and such further relief as may be proper.

A.13. The first sentence of Section 7.7 of the License Agreement is deleted and replaced with the following:

         If either party breaches any of its material obligations hereunder and fails to remedy such breach (if such breach can be remedied) within thirty (30) days of written notice of such breach, the other party may terminate any license or this Agreement.

A.14. Section 7.8 of the License Agreement is deleted in its entirety and replaced with the following:

         This Agreement shall be governed by and construed under the laws of the State of Illinois excluding its conflict of laws rules.

A.15.    Section 7.9 of the License Agreement is deleted in its entirety.

A.16.    The following sentence is added to Section 7.10 of the License
         Agreement:

         The Supplement shall prevail in the event of any conflict with the License Agreement.

A.17.    The following is added as Section 7.11 of the License Agreement:

         Galileo International Partnership reserves the right to terminate this license at any time, so long as all fees due and owing under this License Agreement have been fully paid.

                        SMARTSTREAM(R) SUPPLEMENT NO. 001

This Supplement is made a part of the License Agreement dated as of May 25, 1995, between Dun & Bradstreet Software Services, Inc. ("D&B") and Galileo International Partnership ("Customer").

PROGRAM/VERSION                                                      License Fee
SmartStream Platform (Version 3.0)                                         incl.
     Number of Servers:  1
     Number of Clients:  190

InterQ (Version 3.0)                                                 $ 15,000.00

SmartStream Analyzer (Version 3.0)                                     84,050.00
     Number of Servers:  1
     Number of Analyzer Plus Users:  15
     Number of DSS Viewer Users:  125

SmartStream Management Report (Version 3.0)                                incl.
     Number of Servers:  1
     Number of Users:  9 Standard, 100 Casual

SmartStream Purchasing (Version 3.0)                                  146,370.00
     Number of Servers:  1
     Number of Users:  11 Standard, 235 Casual

SmartStream Allocations (Version 3.0)                                  27,880.00
     Number of Servers:  1
     Number of Users:  9 Standard

SmartStream Budget (Version 3.0)                                       99,220.00
     Number of Servers:  1
     Number of Administrator Users:  21
     Number of Workbench Users:  100

Financial Stream:  Financial Records (Version 3.0)                    105,370.00
     Number of Servers:  1
     Number of Users:  56 Standard, 45 Casual

Financial Stream:  Receivables Processing (Version 3.0)                52,480.00
     Number of Servers:  1
     Number of Users:  8 Standard, 12 Casual

Financial Stream:  Payments (Version 3.0)                              49,200.00
     Number of Servers:  1
     Number of Users:  10 Standard

Financial Stream:  Asset Management (Version 3.0)                      45,100.00
     Number of Servers:  1
     Number of Users:  5 Standard

Distribution Stream:  Inventory Management (Version 3.0)             46,740.00
     Number of Servers:  1
     Number of Users:  7 Standard

Powersoft PowerBuilder Development Tool Kit (Version 3.0A)            3,000.00
                                                                   -------------

                                       Total License Fee:          $ 674,410.00
                                           Less Discount:           (134,282.00)
                                   Less Migration Credit:           (159,408.00)
                              Less Implementation Credit:             (5,000.00)
                                                                   -------------
                                                Subtotal:          $ 375,720.00
                                 Support/Maintenance Fee:            107,426.00
                                                                   ------------

                                              TOTAL FEES:          $ 483,146.00
                                                                   ============

-----------------------------------------------------------------------------------
           HOST ENVIRONMENT                                SERVER ENVIRONMENT
-----------------------------------------------------------------------------------
HARDWARE    OPSYS    DBASE    APPLIC.              HARDWARE        OPSYS      DBASE
                              ENVIRONMENT
-----------------------------------------------------------------------------------
  IBM        MVS     VSAM      M Series             Hewlett        HP-UX     Sybase
                                                    Packard
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
NETWORK ENVIRONMENT           TCP/IP WINDOWS DRIVER         INTERQ ACCESS METHOD
-----------------------------------------------------------------------------------
  IBM Lan Manager               FTP PC/TCP 3.0           M Series MVS/VSAM VS Cobol
-----------------------------------------------------------------------------------

------------------------------------------------------------------
     CLIENT ENVIRONMENT                              MAIL SYSTEM
------------------------------------------------------------------
Intel 486, 66 MHZ, 16 Meg Ram                       Microsoft Mail
------------------------------------------------------------------


PAYMENT TERMS: Upon Customer's execution of this Supplement, D&B shall invoice Customer for fifty percent (50%) of the Total Fees and Customer shall pay said invoice within thirty (30) days after its date. D&B shall invoice Customer for the remaining fifty percent (50%) of the Total Fees on August 31, 1995, and Customer shall pay said invoice within thirty (30) days after its date.


LICENSE SITE:  9700 West Higgins Road, Rosemont, Illinois 60018


SPECIAL PROVISIONS APPLICABLE TO PROGRAMS LICENSED ON THIS SUPPLEMENT

The following special provisions shall apply to the Programs listed on this Supplement notwithstanding anything else in the License Agreement and shall prevail in the event of any conflict with the License Agreement:

1. The Total Fees shall include the standard level of Support (electronic plus phone support during normal business hours) and Maintenance for a period of one year from the date of execution of this Supplement;

         Customer may obtain any other level of Support provided by D&B for a period of one year from execution date of this Supplement by paying the fee set forth on this Supplement (if any).

2. Use of third party products embedded within certain of the D&B Programs listed on the Supplement:

         a.       Sybase(R) Program(s):

                  The embedded development and run-time version of the Sybase program(s) is limited to Use with, and modification of, licensed D&B programs and tools only. Customer's right to Use the embedded development and run-time version of the Sybase Program(s) is limited to Use in conjunction with licensed D&B Programs unless Use is required for purposes of systems administration or to develop report writing and decision support applications in conjunction with D&B's programs. In the event Customer desires to Use the embedded Sybase Program(s) for any other purpose, Customer shall obtain a full-use license from Sybase, Inc.

         b.       Powersoft PowerBuilder(TM)

                  The embedded run-time version of Powersoft PowerBuilder is limited to Use with D&B Programs Only.

         c. D&B shall provide Support and Maintenance pursuant to Paragraph 2.1 of the License Agreement for those third-party products which are embedded within certain of D&B's Programs, so long as Customer is current on Support and Maintenance. These embedded programs include the programs covered by this paragraph 2 and by Paragraph 5 of this Supplement.

         d. Except as otherwise provided by this Paragraph 2, all of D&B's and Customer's respective rights and obligations under the License Agreement and this Supplement shall apply to the programs set forth in this Paragraph 2 as if they were "Programs" hereunder.

3. The Use of any third-party product delivered to Customer by D&B in a sealed package containing a "shrink wrap" license shall be governed by the terms of the license agreement contained within the package. Notwithstanding any terms and conditions set forth in the License Agreement, D&B shall have no responsibility for such Programs, and all problem resolution and support for such Programs shall be obtained by Customer from the applicable vendor.

4. For purposes of this Supplement, a "Standard User" shall mean any individual whose primary job function includes responsibility for one or more activities associated with the Program. If accessing a Program is directly related to the individual's primary job functions or if the individual access the Program most days of the week, then such individual is a Standard User of the Program. A "Casual User" shall mean any individual who infrequently Uses the Programs and whose interaction with the Programs is not directly related to the individual's primary responsibility.

5. In connection with the delivery of the Programs licensed on this Supplement, D&B will deliver to Customer certain programs which are not listed herein for the sole and exclusive purpose of enabling Customer to Use the Programs licensed on this Supplement. All of D&B's obligations under the License Agreement and Supplement shall apply to these programs as if they were "Program(s)" hereunder. Customer shall Use such additional programs only as required for the Use of the Programs licensed on this Supplement and for no other purpose whatsoever. All of Customer's obligations under the License Agreement and this Supplement shall apply to such additional programs.

6. It is understood and agreed between the parties hereto that the License Fee for SmartStream Purchasing, Financial Stream: Financial Records, Financial Stream: Receivables Processing, Financial Stream: Payments, and Financial Stream: Asset Management is in consideration of the License Agreements between Customer and D&B dated October 28, 1987, and August 5, 1988, as amended, for the right to use the Purchase Order, General Ledger, Accounts Receivable, and Accounts Payable Systems - IBM/MVS/CICS M Series Versions and the Fixed Assets Accounting System - IBM/MVS/CICS E Series Version.

7. The License Site address and the environmental information listed on the face of this Supplement is for the first Server. Prior to installation of the Programs on any additional Servers, Customer shall complete the Additional Server Rider(s) (Rider A) and forward the same to D&B. Such Additional Server Rider(s) shall provide the necessary information regarding the location of the Servers as well as the Server, client and network environmental information. In the event such Additional Servers exceeds four (4), for a period of three (3) years from the date of this Supplement, Customer shall pay to D&B a one-time fee equal to Eight Thousand Dollars ($8,000.00) per Additional Server, payable at the time of completion of the Additional Server Riders. Thereafter, Customer shall pay D&B's then-current Additional Server fee.

8.       a.       Until May 15, 1996, Customer shall have the option to add
                  Light Users in increments of fifty (50) for the Program(s) licensed on this Supplement for a license fee of Three Hundred
                  Twenty Five Dollars ($325.00) per Light User per Program. A
                  "Light User" shall mean an individual who rarely Uses the Program(s) and whose primary job function requires very little interaction with the activities associated with the Program(s).

         b. Until November 15, 1995, Customer shall have the option to license StreamBuilder for use with up to 8 SmartStream Program(s) for a license fee of $16,000.00 each, up to a maximum of $128,000.00. Thereafter, there shall be no additional license fee for StreamBuilder for use with additional SmartStream Programs.

         c. Until November 15, 1995, Customer shall have the option to license the following D&B Program(s) for the following License Fee(s). If the following Program(s) are not available by November 15, 1995, D&B agrees to extend this option to ninety
                  (90) days subsequent to the final release date of the Program(s).

Program/Version                                                      License Fee
---------------                                                      -----------
HR Steam:  Personnel                                                  $32,800.00
                                                $32,800.00 per 50 Standard Users
                                                 $32,800.00 per 100 Casual Users

HR Steam:  Payroll (when                                              $32,800.00
available)                                      $32,800.00 per 50 Standard Users
                                                 $32,800.00 per 100 Casual Users

HR Steam:  Benefits (when                                             $32,800.00
available)                                      $32,800.00 per 50 Standard Users
                                                 $32,800.00 per 100 Casual Users


         d. Customer shall exercise its option(s) by execution of a Supplement to the License Agreement and by contemporaneously paying D&B the applicable fees in accordance with the terms of such Supplement.

9. For a period of three (3)years from the date of this Supplement, the fee charged Customer per year for maintenance shall not increase over the prior year's maintenance fee by more than five percent (5%) over the prior year's percentage increase in the Consumer Price Index.

10. Prior to D&B's shipment of the Programs listed on this Supplement to Customer, Customer shall provide D&B with all reasonably necessary information pertaining to the Operating Environment.

11. Upon general availability of the 3.1 version of the Program(s) licensed on this Supplement, and upon Customer's request, D&B shall ship such version of the Program(s) to Customer for no additional license fee so long as Customer is current on support and maintenance.

12. Subject to Section 7.2 of the License Agreement, Customer agrees to host one (1) site visit per month in 1996, so long as Customer agrees in advance to the date(s) of such visits.

13.      This offer is valid only until May 26, 1995.

14. All other terms and conditions of the License Agreement shall remain in full force and effect.

GALILEO INTERNATIONAL PARTNERSHIP          DUN & BRADSTREET SOFTWARE
CUSTOMER                                   SERVICES INC.


By:______________________________          By:_________________________________

Name:____________________________          Name:_______________________________

Title:___________________________          Title:______________________________

Date:____________________________          Date:_______________________________

D&B SOFTWARE
425 North Martingale Road, Schaumburg, IL 60173
(708) 995-7300



October 4, 1995

Mr. Doug Allen
Galileo International
9700 West Higgins Road
Rosemont, IL 60018

Dear Doug:

Dun & Bradstreet Software (DBS) welcomes the opportunity again to provide Galileo International with consulting services requested during a previous discussion, regarding the establishment and use of the Allocations module as it relates to the business needs and allocation methodology at Galileo International.

Our Understanding

An allocation methodology is being developed and proposed within Galileo International. A review of the methodology is currently being conducted with the assistance of Arthur Anderson LLP consultant. DBS will provide the services of a SmartStream Allocation consultant to review, discuss and make recommendations on any issues which may arise during the mapping of the methodology. Upon final approval of the recommend methodology and approach, the DBS consultant will assist in the development and implementations of the module.


OBJECTIVES

The objective of this engagement is to provide Galileo International with the product expertise services required to develop and implement the SmartStream Allocation module by:

       - Assist in the review of the proposed methodology and bring forth recommendations and approaches as they pertain to the allocation module.

       - Mapping and developing the Allocation module to incorporate the methodology.

       - Building and testing the developed allocations to ensure expected results.

       - Review reporting requirements and recommend tools applicable to the reports.



DUN & BRADSTREET SOFTWARE

Mr. Doug Allen
October 4, 1995
Page 2




SCOPE AND APPROACH

The scope is the framework under which the allocation implementation plan will be developed in conjunction with the Financial Stream implementation plan. A more general definition of the scope includes:

       - Run UDAK on client stations for reporting purposes and ensure user workstations are set-up appropriately for Allocation.

       - DBS education of the project term on Allocation.

       - Assistance with the review of the proposed allocation methodology.

       - Advise on design of the allocations within the module.

       - Development and test application.


To accomplish the project scope, D&B Software will work closely with the Galileo project team throughout the project to support the development and implementation of the SmartStream Allocation module. Our assistance will focus on providing education and consulting services on how best to implement the allocation solution consistent with Galileo's business and systems objectives. Our assistance will be as follows:

Provide onsite education for the allocation project team.

Transfer product and technical knowledge to the project team through consulting services.

Provide consulting services to review methodology, design, build and test the allocation routines.

Review project outputs and deliverables developed by the project team to ensure that they are in compliance with SmartStream system capabilities.

DBS engagement management will:

       - Coordinate / schedule DBS resources

       - Resolve product / support issues

       - Attend periodic project status meetings

       - Enable transfer of knowledge to project team personnel

       - Meet / converse with Galileo project sponsors to discuss project issues and progress

       - Perform other engagement management services as may be required

       - Assist in the definition of policy requirements for allocations that will control Galileo's use of Allocation features

       - Participate in the definition of the allocations

Mr. Doug Allen
October 4, 1995
Page 3




      -- Participate in the design and definition of the allocations

      -- Make recommendations on how to effectively use SmartStream software for the purpose of the Allocation module

      -- Participate in the implementation tasks of SmartStream Allocations over the life of the project.


FEES AND TIME ESTIMATES

The fees and estimates outlined in this proposal are an estimate of what would be required from DSS to facilitate the implementation of the Allocation module, which includes education and application services, as well as project management. Our fees are based on actual number of hours worked. This includes on-site hours and any office time associated with follow-up activities as well as reasonable travel and living expenses, when applicable. The resource requirements and assumptions specified in this document are as a minimum essential to the success of this project. The following proposed level of D&B Software consulting:

     Engagement Management                            5 days             $ 6,400

     Consulting:  Review & design                    15 days             $17,400
                  Build and Test                     20 days             $23,200
                                                                         -------
                                                                         $47,000

     TOTAL:       2 days of education services     (as per previously negotiated
                                                    education engagement)

Should it be determined that our consulting fees will exceed estimates, we will notify you promptly and obtain your approval before incurring additional costs. The estimates contained in this engagement letter are based on the requirements listed in the assumptions being agreed to by the Galileo International. Changes in project scope or activities that would result in additional fees will be submitted to Galileo for review by the Engagement Manager for approval prior to additional work to be performed. Our fees are based on actual number of hours worked which includes on A site time and some office time associated with follow-up activities. As well, the above time is presented as an estimate of the effort and not a commitment to purchase.

D&B Software requires two weeks advance notice before resources can be assigned. Cancellation of services requires one week notice. Failure to give such notice will result in a billing for fifty percent of the time scheduled.

This letter is subject to the terms and conditions, attached, of the Services Agreement entered into between Galileo International and Dun & Bradstreet Software Services, Inc. on May 3, 1995.

Mr. Doug Allen
October 4, 1995
Page 4




NEXT STEPS

To accept the engagement as detailed in this letter, we have provided two originals. Please sign both originals and return them to me in the Schaumburg Office. When we receive the signed letters, we will complete the acceptance sections and return one copy with original signatures for your files.

In closing, we at Dun & Bradstreet are looking forward to continuing our work with Galileo on this project and into the future. It is critical for us not only to assist you in this phase of the project, but to ensure "Transfer of Knowledge" takes place when our services are used. Please contact me at (613) 748-0909 if you have any questions.


Sincerely,



Sandra Monette
DBS Engagement Manager

cc:  Kathy Ameche
     Lou Meshulam

Enclosure:  Professional Terms and Conditions


                               ALLOCATIONS MODULE
                                 IMPLEMENTATION


Total Services Cost                    $47,000.

ACCEPTED:

GALILEO INTERNATIONAL                  DUN & BRADSTREET SOFTWARE SERVICES, INC.

By:____________________________        By: ___________________________________
   Authorized Representative               Authorized Representative

Name Printed:  Ken Mueller             Name Printed: _________________________

Title: Corporate Controller            Title: ________________________________

Date:  11/1/95                         Date: _________________________________

================================================================================
                    DUN & BRADSTREET SOFTWARE SERVICES, INC.
                   PROFESSIONAL SERVICES TERMS AND CONDITIONS
================================================================================


The following terms and conditions shall govern the attached Letter Agreement between Dun & Bradstreet Software Services, Inc. (DBS) and Galileo International (Customer).

1. Rights to Programs, DBS shall retain all right and title to any computer programs developed hereunder and shall have the right to incorporate such programs in work for the other customers and in its programs generally. Upon payment of DBS's charges hereunder, Customer shall have a nontransferable license to use such programs for its and its affiliated companies' internal data processing. Nothing in the Agreement shall be construed as restraining DBS, its employees, agents, or subcontractors in the use of the techniques and skills of computer programming and design which may be acquired in the course of performance of this Agreement or providing Customer with any rights in the DBS proprietary programs in which Customer's programs may be written.

2. Confidentiality, DBS and Customer shall maintain the confidentiality of all information of DBS and Customer which at the time of first disclosure to DBS or Customer is clearly identified as confidential to the same extent that DBS and Customer keep confidential such information relating to their own business. DBS shall not be required to keep as confidential information which is, or becomes, publicly known, is already within DBS's possession or knowledge, is independently developed by DBS outside the scope hereof, is rightfully obtained from third parties, or after three (3) years from the completion of the engagement for which the information was disclosed.

3. Limitation of Liability, In no event shall DBS be liable to Customer for incidental, special, or consequential damages arising out of, resulting from, or in any way connected with, the performance or breach of this Agreement (regardless of the form of action) even if DBS has been advised of the possibility of such damages. DBS's liability to Customer for any cause whatsoever, and regardless of the form of action (including negligence), arising out of, resulting from, or in any way connected with, the performance or breach of the Agreement shall in no event exceed the amount actually paid for the portion of the services involved (or, if greater, $25,000). Copyright - D&B Software - 1991 - All Rights Reserved. This is unpublished material and contains trade secrets and is subject to a confidentiality agreement. The unauthorized possession, use, reproduction, distribution, display or disclosure of this material or information contained herein is prohibited.

D&B SOFTWARE
425 North Martingale Road, Schaumburg, IL 60173
(708) 995-7300



May 1, 1995

Mr. Doug Allen
U.S. Controller
Galileo International
9700 West Higgins Road Ste 400
Rosemont, IL 60018

Dear Doug:

Thank you for taking the time to discuss the Financial Management Systems project with myself and members of Dun & Bradstreet Software (D&B Software). We appreciate the time you and members of Galileo International (Galileo) have spent with us reviewing your goals and objectives. Our discussions have helped us understand Galileo's business issues and timing.

Galileo has made the decision to implement D&B Software's FinancialStream, Decision Support, HR Stream, Purchasing and Inventory applications on a global basis. It is our understanding that it is Galileo's objective to implement the FinancialStream applications in Chicago and Swindon by January 31, 1996. In order to support this initiative it has been decided that the implementation approach will be to complete a Business Process Simulation first with a roll-out to the two locations to follow.

In order to support the Business Process Simulation we have all agreed that a two-phased approach to the project will be employed. The first phase will be a planning and analysis project to provide the blueprints for the remainder of the simulation. Based upon the results of this initial phase, Galileo will be able to confidently plan the resource and system requirements needed to achieve your goals.

This engagement letter describes the project objectives, scope and approach, our respective roles and responsibilities and our estimated fees.


PROJECT OBJECTIVES

The primary objectives of the planning project are to:

     - Develop a high-level workplan to support the successful completion of the Business Process Simulation of the FinancialStream and Decision Support systems.

     - Define the resource commitments required by Finance, Business Systems Development, Information Systems, and D&B Software personnel to meet the simulations goals.


Dun & Bradstreet Software

Mr. Doug Allen
May 1, 1995
Page 2




BENEFITS

The benefits to Galileo for utilizing D&B Software services in this two-phased implementation approach include:

     - Ensure that the appropriate resource requirements are identified to achieve the target simulation completion date of August 31, 1995.

     - Empower Galileo with the knowledge and skills to successfully implement and maintain the systems on an ongoing basis.

     - Leverage D&B Software's experience in implementing SmartStream and FinancialStream in similar environments.

     - Further strengthen the business partnership between Galileo and D&B Software.


SCOPE AND APPROACH

SCOPE

D&B Software's involvement will be to advise and participate in the planning and analysis phase of the business process simulation and will include:

     -   Facilitate and participate in a project planning workshop.

     - Define the project "scope" - what is, and what is not included in the business process simulation prepared by Arthur Anderson.

     - Participate in developing the tasks, time frames and resource requirements to achieve Galileo's simulation's goals.

     -   Develop the project planning workshop deliverables.

APPROACH

The scope will be accomplished by conducting a project planning workshop and developing the phase deliverables. A project planning workshop is scheduled for May 2 - 3, 1995 and will be conducted by D&B Software at the Galileo offices.
Exhibit 1 in the attachment outlines the agenda to be followed during the two day workshop. The purpose of the project planning workshop will be to review the project scope and implementation approach as well as to define the project constraints, objectives, benefits, assumptions, timeframes, project organization chart, resource requirements and deliverables for the business process simulation.

At the conclusion of this phase, D&B Software will be able to determine

Mr. Doug Allen
May 1, 1995
Page 3




resource requirements, timeframes and fees for the remainder of the business process simulation.


DELIVERABLES

The primary deliverables from this phase include:

Project Definition Document - contains the project issues, scope, assumptions, organization chart, deliverables, risks and project administration procedures.

Project Plan - contains high-level tasks and timeframes for the business process simulation. Resource requirements for Finance, Business Systems Development, Information Systems, Arthur Anderson and D&B Software personnel are an integral component of the plan. Major project milestones will also be identified.


ROLES AND RESPONSIBILITIES

D&B Software will take the lead role during this phase of the project. We will provide the expertise and guidance in conducting the workshop and developing the phase deliverables. D&B Software will utilize the resources best able to contribute to the project, including:

Project Manager - will coordinate our resources, ensure that the scope is consistent with Galileo's overall project objectives and address any issues that are identified during the workshop. We will also have an additional Senior Project Manager present to facilitate the workshop.

Application Consultant - will work with the project team to provide knowledge and business expertise to utilize the software consistent with Galileo's business objectives. Our consultant will have responsibility for the development of the deliverables.

Galileo's responsibility in this first phase of the project is to provide the resources and required information on a timely basis in order to meet the project deadline. Management's support and a timely decision-making process are necessary to achieve the simulation's objectives. At minimum we are anticipating the following participation from Galileo:

Project Sponsor - this person is ultimately responsible for the overall success of this effort. In this role, the project sponsor will provide the leadership and guidance necessary to support the ongoing efforts of this project.

Project Manager - responsible for managing all aspects of the project. The Project Manager is responsible for assuring that the project deliverables

Mr. Doug Allen
May 1, 1995
Page 4




meets the needs of the Galileo organization. Our Project Manager will work closely with this individual to assist in this process and to make sure that the appropriate D&B Software approach and resources are being applied to this effort.

User and Implementation Support - representatives from the user community that understand the current processing and will be an ongoing member of the implementation team. Our application consultant will work closely with these individuals in developing the solution that best fits Galileo's objectives.


ASSUMPTIONS

The success of the workshop and the estimate of our professional services is based on several assumptions. The following is a list of those assumptions:

         Required resources will be available to attend the project planning workshop and respond to follow-up questions when needed.

         D&B Software will be responsible for producing the deliverable outputs from the Project Planning Workshop.

         Workshop discussion will focus on the business process simulation activities of the FinancialStream and Decision Support implementation project.

         Additional D&B Software personnel required to complete the business process simulation will be identified during the workshop and a follow-up services agreement will be developed.


FEE AND TIME ESTIMATES

We estimated the fees associated with performing the activities proposed based on the scope and approach of this phase. Our fees are based on actual number of hours worked which includes onsite time and some office time associated with follow-up activities.

We estimate that our total professional services fees for this project will be between $15,000 - 17,000, plus reasonable travel and living expenses. We anticipate providing a draft copy of the deliverables to Galileo within five working days after the end of the workshop.

To conduct the workshop, Galileo should provide a meeting room large enough to accommodate the participants, and business supplies including a whiteboard, flipcharts and overhead projector. A monitor or projection unit for a laptop may also be required.

Mr. Doug Allen
May 1, 1995
Page 5




Billing will occur on a monthly basis for the work performed. Out of pocket expenses are not included in these fees, and will be billed separately. It is D&B Software's practice to invoice and collect monthly for the professional services and expenses associated with an engagement. Any changes to the approach or scope outlined in this letter may have an impact on the overall effort and its associated cost. Changes in project scope or activities that will result in additional fees will be submitted to the Project manager for approval prior to additional work to be performed.

The Professional Service Terms and Conditions attached are an integral part of this letter.


NEXT STEPS

To accept the engagement as detailed in this letter, we have provided two originals. Please sign both originals and return them to them in the Schaumburg Office. Once we have received the signed letters, we will complete the acceptance sections and return one copy with original signatures for your files.

Mr. Doug Allen
May 1, 1995
Page 6




We at Dun & Bradstreet Software value your business and look forward to furthering our relationship with Galileo International through a successful implementation of the FinancialStream and Decision Support applications. If you have any questions, please feel free to contact me at (708) 995-7524.

Sincerely,



H. Kathleen Ameche
Consulting Manager

cc:  L. Meshulam
     K. Farb

Exhibit 1 - Project Planning Workshop Agenda
Exhibit 2 - Professional Services Terms and Conditions



ACCEPTED:

GALILEO INTERNATIONAL                  DUN & BRADSTREET SOFTWARE SERVICES, INC.

By: ____________________________       By: ___________________________________
    Authorized Representative              Authorized Representative

Name Printed: Douglas J. Allen         Name Printed:  Sharon K. Poturica

Title: U.S. Controller                 Title:  Client Consulting Manager

Date: May 3, 1995                      Date:  June 23, 1995

                                                                       EXHIBIT 1


                              GALILEO INTERNATIONAL
                            PROJECT PLANNING WORKSHOP
                                     AGENDA


Day 1 8:30am - 5:00pm

       - Agenda Overview
       - Introductions
       - Workshop Objectives/Expectations
       - Project Scope
       - Implementation Approach
       - Project Constraints
       - Project Assumptions
       - Project Objectives
       - Project Issues
       - Project Organization/Responsibilities
       - Success Definition/Success Factors


Day 2 8:30am - 5:00pm

       - Project Administration
       - Project management procedures Overview
       - Implementation Activities and Assignments
       - High-level Plan
       - Assignment of Issue Resolution (dates)
       - Follow-up Action Items
       - Closure






                                 May 2 - 3, 1995
                              Galileo International
                        9700 West Higgins Road Ste 400
                               Rosemont, IL 60018

                                                                       EXHIBIT 2

================================================================================
                    DUN & BRADSTREET SOFTWARE SERVICES, INC.
                   PROFESSIONAL SERVICES TERMS AND CONDITIONS
================================================================================


The following terms and conditions shall govern the attached Letter Agreement between Dun & Bradstreet Software Services, Inc. (DBS) and Galileo International (Customer).

1. Rights to Programs, DBS shall retain all right and title to any computer programs developed hereunder and shall have the right to incorporate such programs in work for other customers and in its programs generally. Upon payment of DBS's charges hereunder, Customer shall have a nontransferable license to use such programs for its and its affiliated companies' internal data processing. Nothing in the Agreement shall be construed as retraining DBS, its employees, agents, or subcontractors in the use of the techniques and skills of computer programming and design which may be acquired in the course of performance of this Agreement or providing Customer with any rights in the DBS proprietary programs in which Customer's programs may be written.

2. Confidentiality, DBS and Customer shall maintain the confidentiality of all information of DBS and Customer which at the time of first disclosure to DBS or Customer is clearly identified as confidential to the same extent that DBS and Customer keep confidential such information relating to their own business. DBS shall not be required to keep as confidential information which is, or becomes, publicly known, is already within DBS's possession or knowledge, is independently developed by DBS outside the scope hereof, is rightfully obtained from third parties, or after three (3) years from the completion of the engagement for which the information was disclosed.

3. Limitation of Liability, In no event shall DBS be liable to Customer for incidental, special, or consequential damages arising out of, resulting from, or in any way connected with, the performance or breach of this Agreement (regardless of the form of action) even if DBS has been advised of the possibility of such damages. DBS's liability to Customer for any cause whatsoever, and regardless of the form of action (including negligence), arising out of, resulting from, or in any way connected with, the performance or breach of the Agreement shall in no event exceed the amount actually paid for the portion of the services involved (or, if greater, $25,000). Copyright - D&B Software - 1991 - All Rights Reserved. This is unpublished material and contains trade secrets and is subject to a confidentiality agreement. The unauthorized possession, use, reproduction, distribution, display or disclosure of this material or information contained herein is prohibited.